                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 23, 2004



                          NEW YORK MORTGAGE TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MARYLAND                       001-32216                        47-0934168
            --------                       ---------                        ----------
(State or other jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
         incorporation)



                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                            (Address and zip code of
                          principal executive offices)



       Registrant's telephone number, including area code: (212) 634-9400
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ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      On June 24, 2004, New York Mortgage Trust, Inc. (the "Company") announced the pricing of its initial public offering of 15,000,000 shares of common stock at $9.00 per share. The net proceeds of the offering to the Company will be approximately $125,550,000 million. On June 24, 2004, the Company issued a press release with respect to the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

      On June 23, 2004, the Company entered into an underwriting agreement, by and among the Company, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, on the one hand, and Friedman, Billings, Ramsey & Co., Inc., for itself and as representative of the several underwriters listed on Schedule I thereto, on the other hand (the "Underwriting Agreement"). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

              Exhibit 1.1 Underwriting Agreement, dated June 23, 2004, by and among the Company, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, on the one hand, and Friedman, Billings, Ramsey & Co., for itself and as representative of the several underwriters listed on Schedule I thereto, on the other hand.

              Exhibit 99.1 Press Release, dated June 24, 2004, with respect to the pricing of the Company's initial public offering of 15,000,000 shares of common stock.
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    NEW YORK MORTGAGE TRUST, INC.
                                    (REGISTRANT)



Date:  June 25, 2004                By: /s/ David A. Akre
                                       -----------------------------------------
                                            David A. Akre
                                            Co-Chief Executive Officer
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                                  EXHIBIT INDEX

EXHIBIT       DESCRIPTION
-------       -----------

1.1 Underwriting Agreement, dated June 23, 2004, by and among the Company, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, on the one hand, and Friedman, Billings, Ramsey & Co., Inc., for itself and as representative of the several underwriters listed on Schedule I thereto, on the other hand.

99.1 Press Release, dated June 24, 2004, with respect to the pricing of the Company's initial public offering of 15,000,000 shares of its common stock.